Exhibit 10.1

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Agreement”) dated effective the 9th day of February 2026 between each of KAOS Capital Ltd. (“KAOS”) and Adam Arviv (“Arviv” and, together with KAOS and their respective affiliates and associates, the “KAOS Group”) and Psyence Biomedical Ltd. (“PBM” or the “Company” and, together with the KAOS Group, the “Parties”).

WHEREAS as set out in Schedule C, the KAOS Group beneficially owns or exercises control or direction over, directly or indirectly, 50,220 Subject Securities (as defined below) in the accounts noted therein;

AND WHEREAS KAOS made certain allegations with respect to the Company and its current and former officers, directors, and other members of management, including through an email to the board of directors of the Company (the “Board,” and separately the “Directors”) dated January 14, 2026, and letters from KAOS’s legal counsel dated January 16, 2026 and January 26, 2026 (collectively, the “KAOS Allegations”);

AND WHEREAS on January 16, 2026, KAOS issued a notice of application (the “Application”) in the Ontario Superior Court (the “Court”) seeking, among other remedies, to adjourn the shareholders’ meeting of the Company originally scheduled for January 22, 2026 (the “Shareholder Meeting”);

AND WHEREAS a hearing on the Application was held before the Honourable Justice Jana Steele on January 20, 2026;

AND WHEREAS on January 21, 2026, the Court dismissed the Application and ordered KAOS to pay PBM’s costs fixed in the amount of C$75,000 (inclusive of taxes and disbursements) (the “Costs Award”);

AND WHEREAS on January 22, 2026, the Company announced the adjournment of the Shareholder Meeting to February 12, 2026 due to a lack of quorum present at the Shareholder Meeting;

AND WHEREAS in a letter dated January 26, 2026, KAOS advised that it will commence legal proceedings to address the KAOS Allegations, including to recover the damages it alleges it has suffered because of the KAOS Allegations;

AND WHEREAS PBM and its Directors deny the KAOS Allegations have merit, deny any liability and also deny that KAOS is entitled to any relief in connection with the KAOS Allegations or otherwise;

AND WHEREAS none of the Parties admit any wrongdoing, and the Parties determined that it was in their respective best interests to fully resolve their differences and settle all of their disputes in accordance with this Agreement;

AND WHEREAS the KAOS Group has advised the Company that Robert Halpern does not represent the KAOS Group and is not an agent of the KAOS Group;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each Party, the Parties agree as follows:

1.	Definitions. In this Agreement, the following terms have the following meanings:

a.	“Company Circular” means the management information circular of the Company dated January 2, 2026 in respect of the Shareholder Meeting;

b.	“Person” means an individual, partnership, limited partnership, corporation, company, limited liability or unlimited liability company, trust, estate, group, joint venture, unincorporated organization, association, government or other entity of any kind or structure, or any department or agency thereof and the successors and assigns thereof or the heirs, executors, administrators or other legal representatives of an individual;

c.	“Related Persons” means, in respect of a Person, such Person’s affiliates, associates, principals, directors, general partners, officers, employees, members and, to the extent acting on their behalf, agents and representatives;

d.	“Shareholders” means Persons who beneficially own or exercise control or direction over Shares;

e.	“Shares” means common shares in the capital of the Company;

f.	“Standstill Period” shall mean the period commencing on February 9, 2026 and ending February 9, 2029; and

g.	“Subject Securities” means Shares and any other securities of the Company entitled to vote at a meeting of Shareholders of the Company from time to time, or securities convertible into, or exercisable or exchangeable for, such Shares or other securities (whether or not subject to the passage of time or other conditions or contingencies), owned legally or beneficially, either directly or indirectly, by the KAOS Group or over which it exercises control or direction over. For greater certainty it is understood that with respect to 1,632 Shares, the KAOS Group does not have voting control over such Shares in connection with the Shareholder Meeting (but remains the beneficial owner thereof), and for such purpose only, such Shares shall be not be considered Subject Securities or subject to the obligation to vote stipulated in 3(d) at the Shareholder Meeting.

2.	Settlement Payment. The Company shall pay US$1,500,000 (the “Settlement Payment”) to the Company’s legal counsel, WeirFoulds LLP (“WeirFoulds”), in trust, prior to the execution of this Agreement, to be held in trust for the Company, in accordance with the terms of this provision. The Company shall irrevocably direct WeirFoulds to release the Settlement Payment to the account designated in Schedule A hereto on the Share Closing Date (as defined below). The Settlement Payment is inclusive of all amounts, including interest, taxes and costs. The Company shall have no obligation to pay any amount in addition to the Settlement Payment. If the Settlement Payment is not released to the account in Schedule A on the Share Closing Date, the obligations and covenants of the KAOS Group under this Agreement shall be null and void provided that the KAOS Group is not in breach of its obligations and covenants hereunder.

3.	Standstill Provisions

a.	Each of KAOS and Arviv agrees that except with consent of the Company, during the Standstill Period, they shall not, and shall cause their respective Related Persons not to, directly or indirectly or jointly or in concert with any other Person:

i.	acquire or agree to acquire, directly or indirectly, or make any proposal or offer to acquire, directly or indirectly or in any manner whatsoever, any securities in the Company or any of its affiliates;

ii.	dispose, or agree to acquire or dispose, of any related financial instrument (as defined in National Instrument 55-104 - Insider Reporting Requirements and Exemptions) of the Company or any of its affiliates, or relating to any Subject Securities;

iii.	make any announcement or proposal with respect to, or offer, seek, propose or indicate an interest in (A) any form of business combination or acquisition or other transaction relating to any assets or securities of the Company or any of its subsidiaries, (B) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries, or (C) any form of tender or exchange offer or take-over bid for Subject Securities, whether or not such transaction involves a change of control of the Company;

iv.	without the prior written consent of the Company, initiate or engage in any discussions or negotiations regarding, or enter into any agreement, commitment or understanding regarding, or otherwise act jointly or in concert with any person in order to propose or effect, any take-over bid, tender or exchange offer, amalgamation, merger, arrangement or other business combination involving the Company or any of its affiliates or otherwise agree to acquire, directly or indirectly, any direct or indirect beneficial interest in, or control or direction over, any assets or securities of the Company or any of its affiliates, including, without limitation, any rights, warrants or options to acquire, or securities convertible into or exchangeable for, any securities of the Company or any of its affiliates;

v.	engage in any solicitation of proxies to vote any Subject Securities or any securities of any affiliate of the Company, or assist or join in or participate in any other way, directly or indirectly, in any solicitation of proxies or the revocation of any votes with respect to any securities of the Company or any of its affiliates, or otherwise attempt (including by a requisition of any meeting of holders of securities of the Company or by a shareholder proposal with respect to a meeting of holders of securities of the Company) to influence the conduct (including the vote) of Shareholders or other securityholders of the Company or any of its affiliates with respect to any matter pertaining to the Company or any of its affiliates;

vi.	communicate with any Person, with the purpose or effect of encouraging or supporting such Person in relation to any proposal, possible proposal, offer or possible offer for all or any part of the Shares or other securities of the Company or any of its affiliates or any solicitation or possible solicitation of proxies with respect to any Shares from Shareholders or other securityholders of the Company or any of its affiliates;

vii.	grant any proxy with respect to any Shares (other than to a representative of management of the Company in accordance with the terms of this Agreement);

viii.	knowingly sell, transfer or otherwise dispose of any interest in the Subject Securities that any of the KAOS Group beneficially own or exercise control or direction over to any Person that is proposing to make a take-over bid or tender or exchange offer in respect of the Company (other than a takeover bid or tender or exchange offer supported by the Board) or that is engaged in, or known by the KAOS Group to be considering, planning or organizing any effort to effect, through the exercise of shareholder rights or otherwise, any changes to the management, business or operations of the Company without the support of the Board;

ix.	engage in any course of conduct with the purpose of causing Shareholders to vote contrary to the recommendation of the Board on any matter presented to the Shareholders for their vote at any meeting of the Shareholders with respect to any matter pertaining to the Company or any of its affiliates;

x.	requisition or seek to requisition, acting alone or in concert with others, any meeting of the Shareholders with respect to any matter pertaining to the Company or any of its affiliates;

xi.	form, join, or participate in any group with respect to any Subject Securities or deposit any Subject Securities in any voting trust or subject any Subject Securities to any arrangement or agreement with respect to the voting of any Subject Securities (other than any such voting trust, arrangement or agreement solely among the KAOS Group or any affiliates thereof that is otherwise in accordance with this Agreement);

xii.	submit nominations in furtherance of a contested solicitation for the election or removal of directors of the Company or any of its affiliates or seek, encourage, or take any other action with respect to the election or removal of any such directors;

xiii.	make any proposal or request that constitutes, or otherwise seek to do any of the following in any manner directly or indirectly: (A) advising, controlling, changing, or influencing the Board or the board of directors of any of the Company’s affiliates or the management or policies of the Company or any of its affiliates, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board, (B) any material change in the capitalization, share repurchase programs and practices, or dividend policy of the Company, (C) any other material change in the Company’s management, business, or corporate structure, (D) seeking to have the Company waive or make amendments or modifications to the Company’s constating documents, or other actions that may impede or facilitate the acquisition of control of the Company by any person, or (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange;

xiv.	enter into any negotiations, agreements or undertakings with any person with respect to the foregoing, act jointly or in concert with any person with respect to the foregoing or knowingly advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing;

xv.	make any public disclosure of any consideration, desire, intention, plan or arrangement in connection with any of the foregoing; or

xvi.	enter into any arrangement, agreement or understanding (whether written or oral) with, or advise, assist, encourage or negotiate with, any other person to do any of the foregoing, including, without limitation, by providing financing for such purpose, or otherwise take or cause to be taken any action inconsistent with any provision of this Section 3.

b.	Notwithstanding the foregoing, KAOS agrees that it will sell, or cause to be sold, all the Subject Securities (50,220 Shares) (the “Sale Shares”) on February 13, 2026 (the “Share Closing Date”) to a third party (the “Purchaser”) designated by the Company in a sale notice (the “Sale Notice”) at a price of US$5.00 per Sale Share, which Sale Notice the Company is obligated to and shall deliver to KAOS no later than February 10, 2026. The Company acknowledges that US$251,110.00 (the “Purchase Price”) has been deposited with WeirFoulds in trust, and the Company and the Purchaser shall irrevocably direct WeirFoulds to release the Purchase Price by wire transfer as set forth in Schedule A hereto, on the Share Closing Date, provided the Company and the Purchaser have confirmed in writing to WeirFoulds that KAOS has delivered to the Purchaser: (i) the share certificate(s), DRS advice statement(s), or other evidence of ownership of the Sale Shares and (ii) a signed instrument of transfer effecting the transfer of the Sale Shares from each respective member of the KAOS Group to the Purchaser or such other document(s) evidencing the transfer of the Sale Shares from the KAOS Group to the Purchaser. The Sale Shares shall be free and clear of all liens, charges, pledges, security interests and encumbrances whatsoever. Notwithstanding the dates stipulated in the foregoing, each Party shall make all reasonable best efforts to affect the sale according to the timelines set out in this Subsection 3(b) or, if that is not possible, within a reasonable time thereafter; and a party shall not be considered in breach of such Subsection for so long as it continues to use all reasonable best efforts. Notwithstanding the foregoing, payment of the Settlement Payment shall be made on February 13, 2026.

c.	So long as any member of the KAOS Group holds any Shares, it shall cause to be counted as present for purposes of establishing quorum and to vote (or cause to be voted) all of the Subject Securities at any meeting of the Shareholders, including the Shareholder Meeting, in accordance with management of the Company’s recommendations, including, but not limited to, voting in favour of the Company’s nominees for election to the Board, until the expiration of the Standstill Period.

d.	Until the expiration of the Standstill Period, no later than five business days prior to the date of any meeting of Shareholders with respect to matters pertaining to the Company, and in the case of the Shareholder Meeting, no later than two business days prior to the date of the Shareholder Meeting: (i) with respect to any Shares entitled to vote at such meeting that are registered in the name of a member of the KAOS Group, such member shall deliver or cause to be delivered, in accordance with the instructions set out in the Company Circular or such other proxy circular, as the case may be, a duly executed proxy or proxies, or such other document evidencing a proxy appointment, directing the holder of such proxy or proxies to vote in accordance with management of the Company’s recommendations with respect to the matters to be voted upon at the meeting; and (ii) with respect to any Shares entitled to vote at the meeting that are beneficially owned by a member of the KAOS Group but not registered in the name of such member, such member shall deliver a duly executed voting instruction form to the intermediary through which such member holds its beneficial interest in the Shares, with a copy to the Company concurrently, instructing that the Shares be voted, or such other document evidencing the holder’s instruction that the Shares be voted, at the meeting in accordance with management of the Company’s recommendations with respect to the matters to be voted upon at the meeting. Such proxy or proxies shall name as proxyholders those individuals designated by the Company in the form of proxy accompanying the Company Circular or such other proxy circular, as the case may be, and such proxy or proxies or voting instruction forms shall not be revoked without the written consent of the Company.

4.	No admission. Neither this Agreement nor any step taken pursuant to this Agreement is an admission by the Company, or its current and former officers, directors, or other members of management: (i) of any fact alleged by KAOS; (ii) that PBM, or its current and former officers, directors, or other members of management breached any duty to the KAOS Group or any other Person; (iii) that any of the KAOS Allegations have any merit; or (iv) that PBM, or its current and former officers, directors, or other members of management has (or might have) any liability to the KAOS Group or otherwise. This Agreement represents a compromise of disputed claims and nothing contained or referred to in this Agreement or the negotiation thereof is, or shall be construed to be, an admission of any fault, wrongdoing, or violation of any law or liability whatsoever on the part of the Company, or its current and former officers, directors, or other members of management, and such liability is expressly denied.

5.	Mutual Release.

a.	The Parties (which term includes each Party’s present and former affiliates, servants, agents, employees, assigns, successors, administrators, officers, directors, and associated and related companies) do hereby release each other with respect to any and all claims, actions, demands, manner of actions, causes of actions, suits, debts, duties, liens, accounts, bonds, warranties, claims over, indemnities, contracts, losses, injuries, undertakings, sums of money, damages, covenants and liabilities of whatever nature and kind at law or in equity whether actual, pending or potential, known or unknown, which they now have, or have had, against the other, prior to and including the date of this Agreement whether directly or indirectly, subrogated, assigned, or otherwise, concerning or relating to: (i) the Application; (ii) the KAOS Allegations; (iii) the Company; (iv) any alleged breach of any rights or obligations or conflicts of interest in relation to the Company or its current and former officers, directors, or other members of management; (v) and any actions or allegations taken or made in relation to the Company or its current and former officers, directors, or other members of management; with the exception that any claims in respect of or arising from a breach of the Agreement, are not released.

b.	For greater certainty, the Company hereby releases KAOS from any obligation to pay the Costs Award and confirms that on completion of the terms in this Agreement the Costs Award shall be fully satisfied.

c.	The Parties further confirm that as at the date of this Agreement no allegations or complaints have been made or filed by or on behalf of a Party against or in relation to any other Party with any regulatory body, regulatory authority, government or quasi- governmental agency.

6.	Public Announcement. Immediately following execution of this Agreement, a press release (the “Press Release”), in the form attached hereto as Schedule B, shall be issued by the Company announcing the matters set forth herein. No Party nor its directors or officers (as applicable) shall: (a) make any public statements (including in any filing with securities regulators or any other regulatory or governmental agency) that are inconsistent with, or otherwise contrary to, the statements in the Press Release; or (b) except as required by law or the rules of an applicable stock exchange (in which case such Party must provide written notice (to the extent legally permissible) to the other at least two business days prior to making any such statement or disclosure required under securities laws or other applicable laws that would otherwise be prohibited by the provisions of this Section 6, and reasonably consider any comments of such other Party), issue or cause the publication of any press release or other public announcement with respect to the matters that are the subject of this Agreement, without the prior written consent of the Company and KAOS.

7.	Retraction and Mutual Non-Disparagement.

a.	The KAOS Group confirms and represents that the KAOS Allegations are unproven and are hereby withdrawn.

b.	The Parties agree that they shall each refrain from making, and shall cause their respective affiliates and associates and their respective directors, officers and employees not to make or cause to be made any statement or announcement including in any document or report filed with or furnished to securities regulatory authorities, a stock exchange or through the press, media, analysts or other persons, that constitutes an ad hominem attack on, or that otherwise disparages, defames, slanders or is reasonably likely to damage the reputation of: (a) in the case of statements or announcements by the KAOS Group, the Company or any of its affiliates, subsidiaries or advisors, or any of its or their respective current or former officers, partners, directors or employees; and (b) in the case of statements or announcements by the Company, KAOS and Arviv and their advisors, affiliates, their respective employees or any person who has served as an employee of the KAOS Group and their advisors and affiliates.

Notwithstanding the foregoing, nothing in this Section 7 or elsewhere in this Agreement shall prohibit the KAOS Group or the Company from: (a) complying with any subpoena or other legal process or responding to a request for information from any governmental authority with jurisdiction over such person (so long as such process or request was not initiated by the KAOS Group or the Company, as applicable, on or after the date hereof); or (b) making any statement or disclosure required under securities laws or other applicable laws; provided that such Party must provide written notice (to the extent legally permissible) to the other at least one (1) business day prior to making any such statement or disclosure required under securities laws or other applicable laws that would otherwise be prohibited by the provisions of this Section 7, and reasonably consider any comments of such other Party.

c.	Nothing shall prevent a Party or its representatives from responding without restriction to the other Party’s breach of this Agreement, in addition to the other remedies available in connection with such breach.

8.	Representations and Warranties of the Company. The Company represents and warrants to the KAOS Group (and acknowledges that the KAOS Group is relying upon such representations and warranties) that: (a) this Agreement has been duly and validly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles: and (b) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document or any material contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

9.	Representations and Warranties of the KAOS Group. Each of KAOS and Arviv jointly and severally represent and warrant to the Company (and acknowledges that the Company is relying upon such representations and warranties) that:

a.	it has not acted jointly or in concert (as such term is defined under Canadian securities laws) with any other Persons in its dealings with PBM;

b.	as of the date hereof, the KAOS Group beneficially owns or exercises control or direction over, directly or indirectly, 50,220 Subject Securities and no other Subject Securities;

c.	Schedule C hereto sets out, as of the date hereof, (i) those Persons who beneficially own Subject Securities and the number or principal amount of Subject Securities so owned and (ii) those Persons who have the exclusive right to exercise control or direction over, or voting control of, the Subject Securities;

d.	as of the date hereof, it has not (directly or indirectly) granted or agreed to grant to any Person any power of attorney or attorney in fact, proxy or other right to vote in respect of any Subject Securities or entered into with any Person other than an affiliate thereof any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of the Company’s securityholders or give consents or approvals of any kind with respect to the Subject Securities;

e.	this Agreement has been duly and validly authorized, executed and delivered by each member of the KAOS Group, and constitute a valid and binding obligation and agreement of the KAOS Group, enforceable against the KAOS Group in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles;

f.	each member of the KAOS Group has the authority to execute this Agreement on behalf of itself and the applicable member associated with that signatory’s name, and to bind such member to the terms hereof; and

g.	the execution, delivery, and performance of this Agreement by such member of the KAOS Group does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound.

10.	Breach of Representation Regarding Shares. In the event that any court of relevant jurisdiction makes a final determination (a “Determination”) that any representation or warranty made by KAOS or Arviv pursuant to Section 9(a), 9(b) or 9(c) is false or misleading in any material respect, or Section 3(b), 3(c) or 3(d) is breached in any material respect, KAOS shall, within ten (10) business days of that determination, repay to the Company the full amount of the Settlement Payment (the “Repayment Obligation”) except where such breach is the result of, or otherwise caused by, the actions or inactions of the Company. In furtherance of the Repayment Obligation, KAOS hereby irrevocably agrees that following a final Determination, KAOS shall not contest liability, file any statement of defence, or otherwise defend against an action commenced by the Company to recover the Settlement Payment in accordance with this Section 10.

11.	Notice. Any notices, consents, determinations, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and shall be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by email (provided confirmation of transmission is electronically generated and kept on file by the sending Party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses and email addresses for such communications shall be:

If to the Company:

Name: Psyence Biomedical Ltd.

Address: 121 Richmond Street West, Penthouse Suite, 1300,
Toronto ON M5H2K1

Email:

Attn: Marc Balkin, Chair of the Special Committee

with a copy to (which copy alone shall not constitute notice):

Rob Eberschlag
WeirFoulds LLP
Address: 4100 - 66 Wellington Street West
PO Box 35, TD Bank Tower
Toronto, ON M5K 1B7

Email:

and

Paul Davis

McMillan LLP

Address: Brookfield Place, 181 Bay St. Suite 4400
Toronto ON M5J 2V8

Email:

If to the KAOS Group:

Name: KAOS Capital Ltd.
Address: 118 Yorkville Avenue, Suite 604,
Toronto, Ontario, M5R 1C2

Email:

Attn: Adam Arviv

with a copy to (which copy alone shall not constitute notice):

James Bunting

Tyr LLP

Address: 488 Wellington Street W., Suite 300

Toronto ON M5V 1E3

Email:

12.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in such Province and this Agreement shall be treated, in all respects, as an Ontario contract.

13.	Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the KAOS Allegations and the resolution of controversies relating thereto, and supersedes all prior and contemporaneous agreements, understandings and representations, whether oral or written, of the Parties with respect to the KAOS Allegations. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings, oral or written, between the Parties and relating to the KAOS Allegations and the resolution of controversies relating thereto other than those expressly set forth herein.

14.	Waiver. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

15.	Remedies. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law or equity.

16.	Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

17.	Amendment. No amendment of this Agreement shall be effective unless made in writing and signed by all the Parties.

18.	Successors and Assigns. This Agreement shall enure to the benefit of, and be binding on, the Parties and their respective successors and permitted assigns. No Party may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its respective rights or obligations under this Agreement without the prior written consent of the other Parties.

19.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which taken together shall be deemed to constitute one and the same instrument. To evidence its execution of an original counterpart of this Agreement, a Party may send a copy of its original signature on the execution page hereof to the other Parties by email in pdf format or by other electronic transmission and such transmission shall constitute delivery of an executed copy of this Agreement to the receiving Parties.

[Signature page follows]

IN WITNESS WHEREOF the Parties have duly executed and delivered this Agreement as of the date first written above.

PSYENCE BIOMEDICAL LTD.

By:
Name:	Jody Aufrichtig
Title:	Chief Executive Officer

KAOS CAPITAL LTD.

By:
Name:
Title:

Adam Arviv

IN WITNESS WHEREOF the Parties have duly executed and delivered this Agreement as of the date first written above.

PSYENCE BIOMEDICAL LTD.

By:
Name:
Title:

KAOS CAPITAL LTD.

By:
Name:	Adam Arviv
Title:	CEO

Adam Arviv

Schedule A

Wire Instruction

Bank Name:

Bank Address:

Routing Number/ABA:

Account Name:

Account Number:

Further Credit To:

SWIFT:

Schedule B

Press Release

Psyence BioMed Announces Settlement of Shareholder Litigation

NEW YORK - February 11, 2026 - Psyence Biomedical Ltd. (Nasdaq: PBM) (“Psyence BioMed” or the “Company”) today announced that it has entered into a settlement agreement to resolve a direct shareholder claim made by KAOS Capital Ltd (“KAOS”). The claim, originally made on January 14, 2026, and amplified on January 26, 2026, alleged, among other things, improper and oppressive actions on the part of the Company against KAOS, resulting in KAOS suffering alleged damages (the “KAOS Allegations”). The Company, its board of directors (“Board”) and officers have denied the allegations and believe they are unsubstantiated and meritless.

Application Hearing

On January 16, 2026, KAOS issued a notice of application (the “Application”) in the Ontario Superior Court (the “Court”) with respect to the KAOS Allegations and sought, among other remedies, to adjourn the shareholders’ meeting of the Company originally scheduled for January 22, 2026. On January 21, 2026, the Court dismissed the Application and ordered KAOS to pay the Company’s costs fixed in the amount of CDN $75,000 (the “Costs Award”).

Terms of the Settlement

Under the terms of the settlement, the Company will pay an aggregate amount of US $1,500,000 to KAOS and the Company has agreed to release KAOS from any obligation to pay the Costs Award. Furthermore, KAOS agrees that it will sell, or cause to be sold, all the common shares held by it in the Company to a third party designated by the Company at a price of US $5 per share. The settlement also includes a full retraction of the unproven KAOS Allegations, a full mutual release of all claims between the parties and such other customary undertakings of a settlement of this nature. The settlement represents a compromise of disputed claims and does not constitute an admission of liability or wrongdoing by the Company, the Board or any of its officers.

Financial Impact

The Company expects that the settlement will be funded by cash on hand and will be recorded in accordance with applicable accounting standards. Although the Company, the Board and its officers deny any wrongdoing, they have opted for a settlement to avoid further litigation, disruption to the Company’s business, and the significant costs related thereto.

About Psyence BioMed

Psyence Biomedical Ltd. (Nasdaq: PBM) is one of the few multi-asset, vertically integrated biopharmaceutical companies specializing in psychedelic-based therapeutics. It is the first life sciences biotechnology company focused on developing nature-derived (non-synthetic) psilocybin and ibogaine-based psychedelic medicine to be listed on Nasdaq. We are dedicated to addressing unmet mental health needs. We are committed to an evidencebased approach in developing safe, effective, and FDA-approved nature-derived psychedelic treatments for a broad range of mental health disorders.

Contact Information for Psyence Biomedical Ltd.

Email: ir@psyencebiomed.com

Media Inquiries: media@psyencebiomed.com

General Information: info@psyencebiomed.com

Investor Contact:

Michael Kydd

Investor Relations Advisor

michael@psyencebiomed.com

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations, and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning.

Forward-looking statements in this communication include statements regarding the implementation of the settlement terms. These statements are based on current assumptions and expectations, including that the settlement terms will not be challenged, the parties shall fulfil their respective obligations, and the Company will receive all such regulatory approvals to implement the settlement as may be required. These assumptions may prove incorrect. There can be no assurance that the Company will continue to maintain compliance with Nasdaq’s continued listing requirements. There are numerous risks and uncertainties that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

These risks and uncertainties include, among others: (i) delays or challenges in implementing the settlement terms; (ii) the Company’s ability to maintain compliance with Nasdaq’s continued listing standards; (iii) potential volatility in the Company’s share price following the implementation of the settlement terms; (iv) changes in the regulatory, competitive, and economic landscape; and (v) risks associated with the Company’s development plans and clinical trials. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s final prospectus (File No. 333-298285) filed with the Securities and Exchange Commission (the “SEC”) on November 3, 2025 and other documents filed by Psyence BioMed from time to time with the SEC.

These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Actual results and future events could differ materially from those anticipated in such statements. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except as required by law, Psyence BioMed does not intend to update these forward-looking statements.

The Company does not make any medical, treatment or health benefit claims about its proposed products. The U.S. Food and Drug Administration, Health Canada or other similar regulatory authorities have not evaluated claims regarding psilocybin, psilocybin analogues, or other psychedelic compounds or nutraceutical products. The efficacy of such products has not been confirmed by authorized clinical research. There is no assurance that the use of psilocybin, psilocybin analogues, or other psychedelic compounds or nutraceuticals can diagnose, treat, cure or prevent any disease or condition. Vigorous scientific research and clinical trials are needed. The Company’s product candidates are investigational and have not been approved by any regulatory authority for use in the treatment of any disease or condition, and clinical results (if any) may not be indicative of future results. Any references to quality, consistency, efficacy, and safety of potential products do not imply that the Company has verified such in clinical trials or that the Company will complete such trials. If the Company cannot obtain the approvals or research necessary to commercialize its business, it may have a material adverse effect on the Company’s performance and operations.

Schedule C

SUBJECT SECURITIES

Person that is Sole Beneficial Holder and has Exclusive Voting Control	Broker Name and Account Number	Subject Securities
50,220 COMMON SHARES PSYENCE BIOMEDICAL LTD.

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